Exhibit 99.1

Tenet Reports Strong Fourth Quarter and FY 2024 Results;
Provides 2025 Financial Outlook
•Net income available to common shareholders in fourth quarter 2024 was $318 million, or $3.32 per diluted share

•Adjusted diluted earnings per share1 was $3.44 in fourth quarter 2024

•Consolidated Adjusted EBITDA1 in fourth quarter 2024 was $1.048 billion, which represents an Adjusted EBITDA margin of 20.7%

•Fourth quarter 2024 Ambulatory Care Adjusted EBITDA of $530 million increased 14.2% over fourth quarter 2023

•FY 2025 Adjusted EBITDA Outlook is expected to be in the range of $3.975 billion to $4.175 billion

DALLAS — February 12, 2025 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended December 31, 2024.

"2024 was an outstanding year for Tenet characterized by robust revenue growth, efficient operations, high levels of patient satisfaction and clinical quality, and a portfolio transformation that drove substantial balance sheet deleveraging," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "Our focused strategy, disciplined operating management, and the strong demand for acute care and ambulatory surgical services provide us with momentum as we begin the year and confidence to achieve our full year 2025 expectations."

Tenet’s results for fourth quarter 2024 versus fourth quarter 2023 are as follows:

	Three Months Ended December 31,		Years Ended December 31,
($ in millions, except per share results)	2024	2023	2024	2023
Net operating revenues	$5,072	$5,379	$20,665	$20,548
Net income available to Tenet common shareholders	$318	$244	$3,200	$611
Net income available to Tenet common shareholders per diluted share	$3.32	$2.30	$32.70	$5.71
Adjusted EBITDA[1]	$1,048	$1,012	$3,995	$3,541
Adjusted diluted earnings per share[1]	$3.44	$2.68	$11.88	$6.98

•Net operating revenues in fourth quarter 2024 were $5.072 billion, versus $5.379 billion in fourth quarter 2023, reflecting the impact of the divestiture of fourteen hospitals in 2024, partially offset by strong same facility revenue growth, favorable payer mix, and acquisitions of ambulatory surgical centers.

•Net income available to the Company’s common shareholders in the fourth quarter 2024 was $318 million, or $3.32 per diluted share, versus $244 million, or $2.30 per diluted share, in fourth quarter 2023.

•Net income available to the Company's common shareholders in 2024 was $3.2 billion, or $32.70 per diluted share, versus $611 million, or $5.71 in 2023. 2024 results included a pre-tax gain of $2.916 billion ($2.143 billion after-tax, or $21.89 per diluted share) primarily associated with the hospital divestitures.

•Adjusted EBITDA1 in fourth quarter 2024 was $1.048 billion compared to $1.012 billion in fourth quarter 2023, reflecting strong same-hospital admissions growth, strong ambulatory net revenue per case growth, favorable payer mix, and increased Medicaid supplemental revenues in Michigan, partially offset by the impact of hospital divestitures. Fourth quarter 2023 results included $52 million of revenue associated with Medicaid supplemental revenue program adjustments in California and Texas.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the year ended December 31, 2024 were $2.047 billion versus $2.374 billion for the year ended December 31, 2023. Cash flows provided by operating activities for the year ended December 31, 2024 included $855 million of income taxes paid associated with gains on sale of hospitals and related operations.

•The Company produced free cash flow1 of $1.116 billion for the year ended December 31, 2024 versus $1.623 billion for the year ended December 31, 2023.

•In the year ended December 31, 2024, the Company repurchased 5,596,573 shares of common stock for $672 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.54x at December 31, 2024 compared to 3.89x at December 31, 2023.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of December 31, 2024, USPI had interests in 518 ambulatory surgery centers (375 consolidated) and 25 surgical hospitals (seven consolidated) in 37 states.

	Three Months Ended December 31,		Years Ended December 31,
Ambulatory segment results ($ in millions)	2024	2023	2024	2023
Revenues
Net operating revenues	$1,259	$1,077	$4,534	$3,865
Same-facility system-wide net patient service revenues[2]	$2,183	$2,010	$7,664	$7,109
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	0.1%	3.9%	0.3%	5.6%
Same-facility system-wide surgical cases on same-business day basis[2]	(1.5)%	3.9%	(0.5)%	6.0%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$530	$464	$1,810	$1,544
Adjusted EBITDA margin	42.1%	43.1%	39.9%	39.9%
Adjusted EBITDA less NCI	$317	$280	$1,096	$958

•Fourth quarter 2024 net operating revenues increased 16.9% compared to fourth quarter 2023 driven by strong net revenue per case growth, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 8.6% in fourth quarter 2024 compared to fourth quarter 2023, with cases up 0.1% and net revenue per case up 8.5%. Net revenue per case growth was driven by higher acuity associated with favorable case mix as well as favorable payer mix.

•Fourth quarter 2024 Adjusted EBITDA increased 14.2% compared to fourth quarter 2023, due to strong net revenue per case growth, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended December 31,		Years Ended December 31,
Hospital segment results ($ in millions)	2024	2023	2024	2023
Revenues
Net operating revenues	$3,813	$4,302	$16,131	$16,683
Same-hospital net patient service revenues[3]	$3,218	$3,104	$12,829	$11,968
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	5.0%	1.0%	4.7%	2.2%
Adjusted admissions[4]	3.1%	0.1%	2.5%	2.5%
Outpatient visits (including outpatient ER visits)	0.4%	(2.2)%	0.3%	(1.3)%
Emergency Room visits (inpatient and outpatient)	(2.4)%	(3.3)%	0.9%	0.1%
Hospital surgeries	0.2%	0.8%	0.6%	0.6%
Adjusted EBITDA
Adjusted EBITDA	$518	$548	$2,185	$1,997
Adjusted EBITDA margin	13.6%	12.7%	13.5%	12.0%

•Fourth quarter 2024 net operating revenues declined 11.4% from fourth quarter 2023 primarily due to the impact of hospital divestitures in 2024, partially offset by strong same hospital admissions growth, favorable payer mix, and improved pricing yield.

•Same-hospital net patient service revenue per adjusted admission increased 0.6% year-over-year for fourth quarter 2024 primarily due to improved pricing yield, favorable payer mix, and our focus on growing higher acuity services, partially offset by net unfavorable Medicaid supplemental revenue program adjustments relative to fourth quarter 2023.

•Adjusted EBITDA in fourth quarter 2024 was $518 million compared to $548 million in fourth quarter 2023, reflecting strong same-hospital admissions growth and revenue per adjusted admission, favorable payer mix, and increased supplemental revenues in Michigan, offset by the impact of hospital divestitures and the favorable Medicaid supplemental revenue program adjustments of $52 million in fourth quarter 2023.

2025 Outlook1

Tenet’s Outlook for full year 2025 (consolidated and by segment) follows.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2025 Outlook
Net operating revenues	$20,600 to $21,000
Net income available to Tenet common stockholders	$1,040 to $1,185
Adjusted EBITDA	$3,975 to $4,175
Adjusted EBITDA margin	19.3% to 19.9%
Diluted income per common share	$10.95 to $12.47
Adjusted net income	$1,115 to $1,220
Adjusted diluted earnings per share	$11.74 to $12.84
Equity in earnings of unconsolidated affiliates	$265 to $275
Depreciation and amortization	$805 to $835
Interest expense	$795 to $805
Income tax expense[5]	$420 to $465
Net income available to NCI	$910 to $960
Weighted average diluted common shares	~95 million
Net cash provided by operating activities	$2,500 to $2,850
Adjusted net cash provided by operating activities	$2,600 to $2,900
Capital expenditures	$700 to $800
Free cash flow	$1,800 to $2,050
Adjusted free cash flow	$1,900 to $2,100
NCI cash distributions	$750 to $800

Ambulatory Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$4,850 to $5,000
Adjusted EBITDA	$1,915 to $1,985
NCI	$760 to $790
Adjusted EBITDA less NCI	$1,155 to $1,195
Changes versus prior year[6]:
Same-facility system-wide revenue	Up 3.0% to 6.0%

Hospital Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$15,750 to $16,000
Adjusted EBITDA	$2,060 to $2,190
NCI	$150 to $170
Changes versus prior year[6]:
Inpatient admissions	Up 2.0% to 3.0%
Adjusted admissions	Up 2.0% to 3.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s fourth quarter 2024 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 12, 2025. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on February 12, 2025.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our first quarter and full year 2025 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2024, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2023 through December 31, 2024. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Fourth Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended December 31,
	2024	%	2023	%	Change
Net operating revenues	$5,072	100.0%	$5,379	100.0%	(5.7)%
Grant income	1	—%	2	—%	(50.0)%
Equity in earnings of unconsolidated affiliates	78	1.5%	73	1.4%	6.8%
Operating expenses:
Salaries, wages and benefits	2,094	41.3%	2,315	43.0%	(9.5)%
Supplies	930	18.3%	931	17.3%	(0.1)%
Other operating expenses, net	1,079	21.3%	1,196	22.2%	(9.8)%
Depreciation and amortization	193	3.8%	216	4.0%
Impairment and restructuring charges, and acquisition-related costs	27	0.5%	53	1.0%
Litigation and investigation costs	17	0.3%	19	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	(10)	(0.2)%	(11)	(0.2)%
Operating income	821	16.2%	735	13.7%
Interest expense	(203)		(227)
Other non-operating income, net	37		11
Income before income taxes	655		519
Income tax expense	(83)		(63)
Net income	572		456
Less: Net income available to noncontrolling interests	254		212
Net income available to Tenet Healthcare Corporation common shareholders	$318		$244

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$3.34		$2.42
Diluted	$3.32		$2.30

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	95,102		100,956
Diluted	95,882		104,167

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Years Ended December 31,
	2024	%	2023	%	Change
Net operating revenues	$20,665	100.0%	$20,548	100.0%	0.6%
Grant income	10	—%	16	0.1%	(37.5)%
Equity in earnings of unconsolidated affiliates	260	1.3%	228	1.1%	14.0%
Operating expenses:
Salaries, wages and benefits	8,801	42.6%	9,146	44.5%	(3.8)%
Supplies	3,647	17.6%	3,590	17.5%	1.6%
Other operating expenses, net	4,492	21.7%	4,515	22.0%	(0.5)%
Depreciation and amortization	818	4.0%	870	4.2%
Impairment and restructuring charges, and acquisition-related costs	102	0.5%	137	0.7%
Litigation and investigation costs	35	0.2%	47	0.2%
Net gains on sales, consolidation and deconsolidation of facilities	(2,916)	(14.1)%	(23)	(0.1)%
Operating income	5,956	28.8%	2,510	12.2%
Interest expense	(826)		(901)
Other non-operating income, net	126		19
Loss from early extinguishment of debt	(8)		(11)
Income before income taxes	5,248		1,617
Income tax expense	(1,184)		(306)
Net income	4,064		1,311
Less: Net income available to noncontrolling interests	864		700
Net income available to Tenet Healthcare Corporation common shareholders	$3,200		$611

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$33.02		$6.01
Diluted	$32.70		$5.71

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	96,904		101,639
Diluted	97,881		104,800

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,019	$1,228
Accounts receivable	2,536	2,914
Inventories of supplies, at cost	346	411
Assets held for sale	21	775
Other current assets	1,760	1,839
Total current assets	7,682	7,167
Investments and other assets	3,037	3,157
Deferred income taxes	80	77
Property and equipment, at cost, less accumulated depreciation and amortization	6,049	6,236
Goodwill	10,691	10,307
Other intangible assets, at cost, less accumulated amortization	1,397	1,368
Total assets	$28,936	$28,312

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$92	$120
Accounts payable	1,294	1,408
Accrued compensation and benefits	899	930
Professional and general liability reserves	238	254
Accrued interest payable	149	200
Liabilities held for sale	13	69
Income tax payable	18	23
Other current liabilities	1,607	1,756
Total current liabilities	4,310	4,760
Long-term debt, net of current portion	13,081	14,882
Professional and general liability reserves	900	792
Defined benefit plan obligations	298	335
Deferred income taxes	227	326
Other long-term liabilities	1,573	1,709
Total liabilities	20,389	22,804
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,727	2,391
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,873	4,834
Accumulated other comprehensive loss	(180)	(181)
Retained earnings (accumulated deficit)	3,008	(192)
Common stock in treasury, at cost	(3,538)	(2,861)
Total shareholders’ equity	4,171	1,608
Noncontrolling interests	1,649	1,509
Total equity	5,820	3,117
Total liabilities and equity	$28,936	$28,312

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Years Ended
	December 31,
	2024	2023
Net income	$4,064	$1,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	818	870
Deferred income tax expense (benefit)	(103)	52
Stock-based compensation expense	67	66
Impairment and restructuring charges, and acquisition-related costs	102	137
Litigation and investigation costs	35	47
Net gains on sales, consolidation and deconsolidation of facilities	(2,916)	(23)
Loss from early extinguishment of debt	8	11
Equity in earnings of unconsolidated affiliates, net of distributions received	(29)	(13)
Amortization of debt discount and debt issuance costs	26	32
Net gains from the sale of investments and long-lived assets	(4)	(29)
Other items, net	(4)	(4)
Changes in cash from operating assets and liabilities:
Accounts receivable	245	(29)
Inventories and other current assets	(86)	(139)
Income taxes	16	10
Accounts payable, accrued expenses and other current liabilities	(30)	215
Other long-term liabilities	(9)	14
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(153)	(154)
Net cash provided by operating activities	2,047	2,374
Cash flows from investing activities:
Purchases of property and equipment	(931)	(751)
Purchases of businesses or joint venture interests, net of cash acquired	(571)	(224)
Proceeds from sales of facilities and other assets	4,981	71
Proceeds from sales of marketable securities and long-term investments	63	50
Purchases of marketable securities and long-term investments	(94)	(104)
Other items, net	(19)	(11)
Net cash provided by (used in) investing activities	3,429	(969)
Cash flows from financing activities:
Repayments of borrowings	(2,243)	(1,542)
Proceeds from borrowings	23	1,370
Repurchases of common stock	(672)	(200)
Debt issuance costs	—	(16)
Distributions paid to noncontrolling interests	(681)	(594)
Proceeds from the sale of noncontrolling interests	23	43
Purchases of noncontrolling interests	(200)	(167)
Advances from managed care payers	342	—
Repayments of advances from managed care payers	(310)	—
Other items, net	33	71
Net cash used in financing activities	(3,685)	(1,035)
Net increase in cash and cash equivalents	1,791	370
Cash and cash equivalents at beginning of period	1,228	858
Cash and cash equivalents at end of period	$3,019	$1,228
Supplemental disclosures:
Interest paid, net of capitalized interest	$(851)	$(882)
Income tax payments, net	$(1,271)	$(243)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2024	2023	2024	2023
Net operating revenues:
Ambulatory Care	$1,259	$1,077	$4,534	$3,865
Hospital Operations and Services	3,813	4,302	16,131	16,683
Total	$5,072	$5,379	$20,665	$20,548

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$75	$69	$250	$218
Hospital Operations and Services	3	4	10	10
Total	$78	$73	$260	$228

Adjusted EBITDA:
Ambulatory Care	$530	$464	$1,810	$1,544
Hospital Operations and Services	518	548	2,185	1,997
Total	$1,048	$1,012	$3,995	$3,541

Adjusted EBITDA margins:
Ambulatory Care	42.1%	43.1%	39.9%	39.9%
Hospital Operations and Services	13.6%	12.7%	13.5%	12.0%
Total	20.7%	18.8%	19.3%	17.2%

Capital expenditures:
Ambulatory Care	$21	$22	$86	$80
Hospital Operations and Services	309	186	845	671
Total	$330	$208	$931	$751

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$318	$244	$3,200	$611
Less:
Impairment and restructuring charges, and acquisition-related costs	(27)	(53)	(102)	(137)
Litigation and investigation costs	(17)	(19)	(35)	(47)
Net gains on sales, consolidation and deconsolidation of facilities	10	11	2,916	23
Loss from early extinguishment of debt	—	—	(8)	(11)
Tax and noncontrolling interests impact of above items	22	22	(733)	39
Adjusted net income available to common shareholders	$330	$283	$1,162	$744

Diluted earnings per share	$3.32	$2.30	$32.70	$5.71
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.28)	(0.51)	(1.04)	(1.31)
Litigation and investigation costs	(0.18)	(0.18)	(0.36)	(0.45)
Net gains on sales, consolidation and deconsolidation of facilities	0.11	0.10	29.79	0.22
Loss from early extinguishment of debt	—	—	(0.08)	(0.10)
Tax and noncontrolling interests impact of above items	0.23	0.21	(7.49)	0.37
Adjusted diluted earnings per share	$3.44	$2.68	$11.88	$6.98

Weighted average basic shares outstanding (in thousands)	95,102	100,956	96,904	101,639
Weighted average dilutive shares outstanding (in thousands)	95,882	104,167	97,881	104,800

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2024	2023	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$318	$244	$3,200	$611
Less:
Net income available to noncontrolling interests	(254)	(212)	(864)	(700)
Net income	572	456	4,064	1,311
Income tax expense	(83)	(63)	(1,184)	(306)
Loss from early extinguishment of debt	—	—	(8)	(11)
Other non-operating income, net	37	11	126	19
Interest expense	(203)	(227)	(826)	(901)
Operating income	821	735	5,956	2,510
Litigation and investigation costs	(17)	(19)	(35)	(47)
Net gains on sales, consolidation and deconsolidation of facilities	10	11	2,916	23
Impairment and restructuring charges, and acquisition-related costs	(27)	(53)	(102)	(137)
Depreciation and amortization	(193)	(216)	(818)	(870)
Adjusted EBITDA	$1,048	$1,012	$3,995	$3,541

Net operating revenues	$5,072	$5,379	$20,665	$20,548

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	6.3%	4.5%	15.5%	3.0%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	20.7%	18.8%	19.3%	17.2%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by (Used in) Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2024
(Dollars in millions)	Q4	YTD
Net cash provided by (used in) operating activities	$(331)	$2,047
Purchases of property and equipment	(330)	(931)
Free cash flow	$(661)	$1,116

Net cash provided by (used in) investing activities	$(372)	$3,429
Net cash used in financing activities	$(372)	$(3,685)

Net cash provided by (used in) operating activities	$(331)	$2,047
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(34)	(153)
Adjusted net cash provided by (used in) operating activities	(297)	2,200
Purchases of property and equipment	(330)	(931)
Adjusted free cash flow	$(627)	$1,269

	2023
(Dollars in millions)	Q4	YTD
Net cash provided by operating activities	$824	$2,374
Purchases of property and equipment	(208)	(751)
Free cash flow	$616	$1,623

Net cash used in investing activities	$(333)	$(969)
Net cash used in financing activities	$(317)	$(1,035)

Net cash provided by operating activities	$824	$2,374
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(49)	(154)
Adjusted net cash provided by operating activities	873	2,528
Purchases of property and equipment	(208)	(751)
Adjusted free cash flow	$665	$1,777

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2025
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,040	$1,185
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Tax and noncontrolling interests impact of above items	25	15
Adjusted net income available to common shareholders	$1,115	$1,220

Diluted earnings per share	$10.95	$12.47
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(1.05)	(0.53)
Tax and noncontrolling interests impact of above items	0.26	0.16
Adjusted diluted earnings per share	$11.74	$12.84

Weighted average basic shares outstanding (in thousands)	94,000	94,000
Weighted average dilutive shares outstanding (in thousands)	95,000	95,000

(1) The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,040	$1,185
Less:
Net income available to noncontrolling interests	(910)	(960)
Income tax expense	(420)	(465)
Interest expense	(805)	(795)
Other non-operating income, net	105	115
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Depreciation and amortization	(805)	(835)
Adjusted EBITDA	$3,975	$4,175

Net income available to Tenet Healthcare Corporation common shareholders	$1,040	$1,185
Net operating revenues	$20,600	$21,000
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	5.0%	5.6%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	19.3%	19.9%

(1) The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net cash provided by operating activities	$2,500	$2,850
Purchases of property and equipment	(700)	(800)
Free cash flow	$1,800	$2,050

Net cash provided by operating activities	$2,500	$2,850
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(100)	(50)
Adjusted net cash provided by operating activities	2,600	2,900
Purchases of property and equipment	(700)	(800)
Adjusted free cash flow(2)	$1,900	$2,100

(1) The figures shown represent the Company's estimate for restructuring payments. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.